EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                         TRANSPIRATOR TECHNOLOGIES, INC.

         The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

         FIRST: The name of the corporation is:

                         TRANSPIRATOR TECHNOLOGIES, INC

         SECOND: The Certificate of Incorporation is hereby amended to the effect of the following:

         Article 4 is hereby amended to authorize the issuance of 1,000,000 shares of the Preferred Stock, $.10 value per share.

         The text of Article 4 is amended as follows:

         "4.      Capital Stock

                  A. Authorized Capital Stock. The total number of shares of all classes of stock which this Corporation shall have authority to issue is FOUR MILLION FIVE HUNDRED THOUSAND (4,500,000) shares, consisting of THREE MILLION FIVE HUNDRED THOUSAND (3,500,000) shares of Common Stock, par value $.01 per share (hereinafter, the "Common Stock"), and ONE MILLION (1,000,000) shares of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock").

                  B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular event except that there may be different dates from which dividends thereof, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Subject to the provisions of subparagraph (4) of Paragraph (B) of this Article 4, the Board of Directors of this Corporation is hereby expressly granted


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         authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Stock the designation, powers, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any such series, including, but without limiting the generality of the foregoing, the following:

                  (1) The distinctive designation of and the number of shares of Preferred Stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                  (2) the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relation, if any, of such dividends to the dividends payable on any other class or classes of stock of this Corporation, or on any series of Preferred Stock or of any other class or classes of stock of this Corporation, and whether such dividends shall be cumulative or non-cumulative;

                  (3) the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock of this Corporation, or of any series of Preferred Stock of this Corporation, and the terms and conditions of such conversion or exchange;

                  (4) whether shares of this series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of Common Stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;

                  (5) the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution of sales of assets, dissolution or winding up of this Corporation;

                  (6) the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

                  (7) the voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (i) the right to more or less than one vote per share on any or all matters voted upon by the stockholders and (ii) the right to vote, as a series by itself or together with other series of Preferred Stock or together with all the series of Preferred Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of this Corporation, or to elect a majority of the members of the Board, under circumstances and upon such conditions as the Board may determine.

         C.       Common Stock.

                  (1) After the requirements with respect to preferential dividends on Preferred Stock (fixed in accordance with provisions of paragraph (B) of this Article 4), if any, shall have been met and after this Corporation shall have complied with all the requirements, if any, with respect to the setting aside the sums as sinking funds or redemption or purchase accounts (fixed in accordance with the


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         provisions of paragraph (B) of this Article 4) and subject further to any other conditions which may be fixed in accordance with the provisions of paragraph (B) of this Article 4, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors

                  (2) After distribution in full of the preferential amount (fixed in accordance with the provisions of paragraph (B) of this Article 4), if any, to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of this Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of this Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each.

                  (3) Except as otherwise be required by law, this Certificate of Incorporation or the provisions of the resolution or resolutions as may be adopted by the Board of Directors pursuant paragraph (B) of this
         Article 4, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder on each matter voted upon by the stockholders.

         D.       Other Provisions.

                  (1) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (B) of this Article 4, and the consent, by class or series vote or otherwise, of the holders of the Preferred Stock of such of the series of the Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them, provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other shares of Preferred Stock.

                  (2) Subject to the provisions of subparagraph (1) of this paragraph (D), shares of any series of Preferred Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

                  (3) Shares of Common Stock may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

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                  (4) No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series."

                  THIRD: The amendments effected herein were authorized by the holders of a majority of the outstanding shares entitled to vote thereon pursuant to Section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the effects set forth herein are true under penalties of perjury this 29th day of September, 1988.




                                          ------------------------------
                                          John F. Porcella, President

CORPORATE SEAL
                                          ATTEST:

                                          ------------------------------
                                          Raymond J. Romano, Chairman of
                                          Board and Secretary

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